CONSENT OF MNP LLP

The undersigned hereby consents to:

(i) the filing of the written disclosure regarding (a) its report, dated April 15, 2020, on the consolidated statements of financial position as at December 31, 2019 and December 31, 2018, and the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended and (b) its report, dated April 25, 2019, on the consolidated statements of financial position as at December 31, 2018 and December 31, 2017, and the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended (the “Auditor’s Reports”), contained in the Company’s Form 40-F Registration Statement and the documents filed with and incorporated by reference therein, and any amendments thereto (the “40-F”), filed with the United States Securities and Exchange Commission (the “SEC”);

(ii) the incorporation by reference of the Auditor’s Reports in the 40-F into the Company’s Form S- 8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”); and

(iii) the use of my name in the 40-F, and the S-8.

Jenny Lee, CPA, CA Assurance Partner

Date: August 7, 2020